                                                                    Exhibit 99.1

                                  LAW OFFICES
                        ROTHWELL, FIGG, ERNST & MANBECK
                           A PROFESSIONAL CORPORATION

G. FRANKLIN ROTHWELL          1425 K STREET, N.W.        MARTHA CASSIDY, Ph.D.
E. ANTHONY FIGG                    SUITE 800             ROBERT H. CAMERON
BARBARA G. ERNST             WASHINGTON, D.C. 20005      THOMAS E. McKIERNAN
HARRY F. MANBECK, JR.                                    MICHAEL J. MORAN, Ph.D.
GEORGE R. REPPER            TELEPHONE (202) 783-6040     ANNE M. STERBA
STEVEN LIEBERMAN            FACSIMILE (202) 783-6031     LISA N. PHILLIPS*
VINCENT M. DeLUCA             www.rothwellfigg.com       LEIGH Z. CALLANDER
JOSEPH A. HYNDS                                          C. NICHOLE GIFFORD
ELIZABETH A. LEFF                                        REGINA A. BAILEY
RICHARD WYDEVEN                  April 2, 2004           MONICA S. DAVIS*
MARTIN M. ZOLTICK                                        PATRICK T. SKACEL
MINAKSI BHATT           VIA FACSIMILE AND HAND DELIVERY  BRIAN S. ROSENBLOOM
MICHAEL G. SULLIVAN                                      TARA J. PATE
SHARON L. DAVIS                                          MONICA C. KITTS
ROBERT B. MURRAY                                         BRIAN A. TOLLEFSON*
CARLA C. CALCAGNO                                        JOYCE H. A. VON NATZMER
JEFFREY L. IHNEN                                         JOO MEE KIM*
GLENN E. KARTA                                           CHRISTOPHER M. DURKEE
                                                         STEVEN M. GIOVANNETTI*
OF COUNSEL
                                                         *NOT ADMITTED IN D.C.
STEPHEN B. PARKER
JOHN A. McCAHILL
BARBARA WEBB WALKER


Gary J. Buehler
Director, Office of Generic Drugs
Center for Drug Evaluation and Research
Food and Drug Administration
MPN II, HFD-600
7500 Standish Place
Rockville, MD 20855

Daniel E. Troy, Esq.
Chief Counsel
Food and Drug Administration
5600 Fishers Lane, GCF-1
Rockville, MD 20857

     RE: MYLAN TECHNOLOGIES INC. ANDA NO. 76-258

Dear Messrs. Buehler and Troy:

     On March 26, 2004, we wrote on behalf of Mylan Technologies Inc. ("Mylan") to explain why pediatric exclusivity does not apply to Mylan's already-approved ANDA. Alza Corporation ("Alza") is not entitled to the regulatory exclusivities of the Hatch-Waxman amendments, because it did not sue Mylan within the 45-day statutory period after receiving Mylan's notice of a Paragraph IV certification. Contrary to Alza' argument, so-called pediatric exclusivity is not a patent term extension. Instead, this exclusivity is in the form of a stay of regulatory approval that Congress grafted into the regulatory stays already embodied in Hatch-Waxman. Entitlement to pediatric exclusivity is statutorily predicated on compliance with the 45-day deadline for initiating patent infringement litigation. This result is clear under the statute because:

     - Mylan submitted an ANDA containing a Paragraph IV certification to Alza's Orange-Book-listed patent number 4,588,580 (the "580 Patent") and properly served Alza with notice of that certification pursuant to 21 U.S.C. Section 355(j)(2)(A)(vii)(IV).

                                                                Mr. Gary Buehler
ROTHWELL, FIGG, ERNST & MANBECK                             Daniel E. Troy, Esq.
                                                                   April 2, 2004
                                                                          Page 2

          - Because Alza did not sue Mylan within 45 days (a fact confirmed by the FDA in the letter attached to Mylan's March 26, 2004 letter), Alza lost the benefit of any otherwise applicable Hatch-Waxman exclusivities and Mylan's ANDA became approvable effective "immediately." 21 U.S.C. Section 355(j)(5)(B).

          - FDA was cognizant of this fact and issued a final approval of Mylan's ANDA, not a tentative approval, on November 21, 2003.

          - The Hatch-Waxman provision governing application of so-called "pediatric exclusivity" in cases in which a Paragraph IV certification has been submitted is 21 U.S.C. Section 355a(c)(2)(B), and no other. This provision expressly defines pediatric exclusivity as an extension of "the period during which an application may not be approved under section 505(c)(3) or section 505(j)(5)(B)," the latter of which applies to ANDAs, like Mylan's, containing Paragraph IV certifications. This provision does not extend the patent expiration date.

          -  In the case of ANDAs containing Paragraph IV certifications, section 355(j)(5)(B) defines "the period during which an application may not be approved" as the 30-month period commencing with receipt of the applicant's notice or until a court decision finding the patent valid and infringed. (Referred to herein for convenience as the 30-month period.) As the FDA has already recognized by its granting final approval to Mylan, no such period ever existed in this case. Thus, there is no period that can be "extended" through pediatric exclusivity.

          - Although Alza asked the district court in post-trial briefs to apply its pediatric exclusivity to Mylan, the district court's March 25, 2004 order merely delays the effective date of Mylan's final approval until the '580 patent expires on July 23, 2004.

          - The district court's order did not create a period during which Mylan's application may not be approved "under section 505(c)(3) or section 505(j)(5)(B)." Instead, it merely put into effect a delay of Mylan's final approval under 35 U.S.C. Section 271(e)(4)(A).

     On March 31, 2004, Alza's counsel submitted a letter asserting, in summary, that: (i) Mylan's final approval must be revoked and FDA must "deem" the final approval to be a "tentative approval"; (ii) Mylan must then be compelled to change its Paragraph IV certification to a Paragraph III or Paragraph II certification, because Mylan's Paragraph IV certification ostensibly is no longer accurate; and (iii) Alza should be rewarded with an additional six months of post-patent Hatch-Waxman pediatric exclusivity as to Mylan (even though Alza abandoned all

                                                                Mr. Gary Buehler
ROTHWELL, FIGG, ERNST & MANBECK                             Daniel E. Troy, Esq.
                                                                   April 2, 2004
                                                                          Page 3

Hatch-Waxman exclusivities by failing to sue within 45 days) because to enforce the statute as written would "frustrate Congressional policy." Alza is wrong.

(1)  THERE IS NO REASON FOR FDA TO REVOKE MYLAN'S FINAL APPROVAL.

     The FDA has granted final approval of Mylan's ANDA. The district court's order did not and could not revoke Mylan's final approval. It did nothing more than delay the effective date of that approval to the expiration date of Alza's patent, pursuant to 35 U.S.C. Section 271(e)(4)(A). Mylan, will, of course, comply with the court's order until its injunctive effect ends upon patent expiration, unless it is overturned earlier on appeal.

     Alza's statement at page 6 of its letter that "the district court's Order compels FDA to change the existing approval" has no basis. The district court, adopting the language of the statute, merely ordered that "the effective date of any approval of Mylan's ANDA product shall be no earlier than the date of the expiration of the '580 patent family [July 23, 2004]." The order does not direct FDA - not a party to the litigation - to do anything, and there is no need for FDA to do anything to give effect to the district court's order. The order is directed to Mylan and mandates when Mylan's approval shall become effective. Alza further argues that the effective date of Mylan's ANDA approval "must be reset." But it already has been reset by the district court to the date of patent expiration, July 23, 2004.

     The legislative history cited by Alza in page 4 of its letter (H.R. Rep. No. 98-857, pt. 1, at 46 (1984)) actually undercuts Alza's assertions. It does not reflect an intention by Congress that FDA needs to reset the effective date of an approval in a case such as this. Instead, it says that if commercial marketing has not begun the court's order would change the effective date of the approval.

     Alza's reliance on the Teva, Mylan and Barr situations to support its contention that Mylan's finally approved ANDA must be converted to a tentative approval also is without merit. First, the Teva, Mylan and Barr cases are all easily distinguishable. Unlike the present case, in each of those cases the ANDA applicants were sued within 45 days. Each of those applicants voluntarily submitted Paragraph III certifications after an adverse decision was entered by a district court. Moreover, Barr settled its lawsuit with a final and binding stipulation that the patent in suit was valid and infringed. None of those circumstances exist here.

     Second, contrary to Alza's assertion, none of the Teva, Mylan and Barr situations recognize or constitute any FDA authority to convert Mylan's final approval to a tentative approval. In the letter sent to Mylan, the FDA expressly stated that it was Mylan's voluntary submission of the Paragraph III certification that enabled FDA to convert Mylan's ANDA approval to a tentative approval. (See Ex. G to Alza's 3/31/04 letter). Likewise, in the letter sent to Teva, the FDA expressly stated that the conversion of final approval to a tentative approval was based on both the court order and the applicant's change in certification. (See Ex. F to Alza's 3/31/04 letter). Thus, it was the applicant's decisions voluntarily to change their

                                                                Mr. Gary Buehler
                                                            Daniel E. Troy, Esq.
ROTHWELL, FIGG, ERNST & MANBECK                                    April 2, 2004
                                                                          Page 4


certifications to Paragraph III certifications (and, in the case of Barr, to settle litigation with a final and binding stipulation of validity and infringement) that caused the change in the status of approval to a tentative approval, and not the fact that the ANDAs had delayed effective approval dates, as Alza contends.

     Here, Mylan was not sued within 45 days. Under the applicable regulation, 21 C.F.R. section 314.94(a)(12)(viii)(A), Mylan is not required to change its patent certification --a certification that is still factually accurate in view of Mylan's intention to seek appellate review of the district court decision. Adopting Alza's theory that ANDA applicants must change their certification to a Paragraph III certification when they receive an adverse decision in the district court would eviscerate the ANDA applicants' appeal rights. Under Alza's theory, Mylan's certification should now be deemed a Paragraph III certification and pediatric exclusivity applied through the end of six months after patent expiration under section 355a(c)(2)(A). Therefore, under Alza's theory, Mylan and similarly situated ANDA applicants who lose in the district court but then win on appeal would nonetheless still be subject to pediatric exclusivity as if they were originally Paragraph III filers. That would be an absurd result because if Mylan wins its appeal, Alza cannot be entitled to pediatric exclusivity based on an invalid or noninfringed patent.

     Alza does not provide a single example in its 11 page letter of any instance in which FDA has converted a finally approved ANDA to tentative approval over the objection of an applicant based on a district court opinion and before the appeal process has been exhausted.

     Moreover, even if a change of Mylan's approval to a tentative approval were appropriate, which it clearly is not, that change would not alter the fact that Alza's pediatric exclusivity does not apply to Mylan. Pediatric exclusivity is governed by section 355a(c)(2)(B), the applicability of which has nothing to do with the status of the approval.

     Alza also says at page 5 that there are "important policy reasons" to revoke Mylan's final approval because doing so would enable FDA to ensure that Mylan "continues to satisfy all applicable criteria when outstanding barriers to approval are finally removed." That argument is circular. There are no "outstanding barriers to approval" unless the approval is revoked. Further, FDA always has the authority to police Mylan's compliance with relevant statutory and regulatory criteria for maintaining its approval, and FDA does not need to revoke Mylan's approval in order to determine whether Mylan is compliant.

     In short, there is no need for FDA to do anything to give effect to the court's order, much less take the extraordinary step of revoking a final approval, and Alza has not supplied any precedent for FDA to take such action.

          (2)  MYLAN CANNOT BE REQUIRED TO CONVERT ITS PARAGRAPH IV
CERTIFICATION.

     Alza writes at page 7 of its letter that "Mylan's Paragraph IV certification should be converted to a Paragraph III certification." Later in the same paragraph, Alza asks FDA to

                                                                Mr. Gary Buehler
                                                            Daniel E. Troy, Esq.
                                                                   April 2, 2004
                                                                          Page 5
ROTHWELL, FIGG, ERNST & MANBECK


"correct" Mylan's certification to a Paragraph III certification. That would be contrary to law. "[T]here is no statutory provision which grants to the FDA, either expressly or implicitly, the authority to change a 'IV certification' to a 'III certification.'" Mylan v. Thompson, 207 F.Supp.2d 476, 487 (N.D. W.Va.2001). Alza acknowledges that FDA's regulation concerning conversion from a Paragraph IV certification to a Paragraph III certification, 21 C.F.R. Section 314.94(a)(12)(viii)(A), is expressly limited to situations in which the NDA holder has filed suit within 45 days and so does not apply here.

     Nor is Mylan's Paragraph IV certification inaccurate. The statute requires Mylan to certify as to its opinion with respect to the listed patent. Mylan's good faith belief that the '580 patent is invalid, unenforceable and not infringed has not changed as a result of the district court's decision. Mylan will appeal that decision, on grounds that it was based on clear errors of law and fact. As stated above, Mylan's right to appeal is very important. If Mylan wins, Alza cannot be entitled to pediatric exclusivity based on an invalid or noninfringed patent.

     Contrary to Alza's argument, the FDA does not require a change in the patent certification when a district court has entered a finding of infringement and validity. For example, Barr was not required to convert its Paragraph IV certification to a Paragraph III certification upon receipt of an unfavorable district court decision in its litigation with Eli Lilly involving fluoxetine (Prozac(R)). See attached FDA letter. Barr maintained its Paragraph IV certification and ultimately prevailed on appeal. The agency has recognized that to require such a change would inappropriately cause the first Paragraph IV filer to lose its 180-day exclusivity with respect to other ANDA applicants.

     (3) ALZA ABANDONED ANY RIGHT TO PEDIATRIC EXCLUSIVITY AS TO MYLAN.

     As discussed in our March 26 letter, pediatric exclusivity is not a patent term extension, it is a type of Hatch-Waxman market exclusivity that is applicable only in narrow circumstances defined by statute. One fundamental trade-off under Hatch-Waxman is that an NDA holder must sue within the statutory 45-day period in order to avail itself of Hatch-Waxman exclusivities. Alza did not do so and thereby abandoned any claim to pediatric exclusivity as to Mylan's ANDA.

     Alza protests at page 6 of its letter that it is entitled to pediatric exclusivity because of the district court's ruling and because of the "intent" underlying Congress's "promise" of pediatric exclusivity. Of course, Congress expresses its "intent" and makes "promises" in only one way: by enacting a statute. Where is the language of a statute is clear, it is plain error for an agency to depart from that statutory language in order to give effect to what someone thinks Congress meant to say or should have or could have said. Chevron U.S.A., Inc. v. Natural Resources Defense Council, Inc., 467 U.S. 837, 81 L. Ed. 2d 694, 104 S. Ct. 2778 (1984). That is exactly what Alza is asking FDA to do.

ROTHWELL, FIGG, ERNST & MANBECK                                 Mr. Gary Buehler
                                                            Daniel E. Troy, Esq.
                                                                   April 2, 2004
                                                                          Page 6


     The text of section 355a(c)(2)(B) clearly provides that, when, as here, a Paragraph IV certification has been submitted and a court has found the patent to be valid and infringed, pediatric exclusivity is available only as a post-patent expiration extension of "the period during which an application may not be approved under section 505(c)(3) or section 505(j)(5)(B)." 21 U.S.C.
Section 355a(c)(2)(B). Because Alza failed to initiate suit within the statutory 45-day period, there never was such "a period" during which the application could not be approved, so there is no period to extend.

     Alza contends that "[s]ix months exclusivity results directly from Mylan's existing Paragraph IV certification" because, according to Alza, section 355a(c)(2)(B) requires only a Paragraph IV certification and a finding of infringement. (Alza's letter at 6). Alza, however, ignored the statutory language defining pediatric exclusivity as an extension of the period during which the application could not be approved under section 355(j)(5)(B). Alza also conveniently leaves out of its analysis that there never was such a period because it did not sue within 45 days. Alza's discussion of the provisions of section 355(j)(5)(B) that relate to certifications under Paragraphs II and III is inapposite. There is no dispute that the certification that Mylan provided was properly under Paragraph IV. The period during which an application containing a Paragraph IV certification may not be approved under section 355(j)(5)(B) is the 30-month period - which never existed in this case.

     Alza finally addresses its failure to meet the 45-day deadline in footnote 4 on page 7 of its letter. It argues that section 355(c)(2)(B) "does not refer to the 30 month stay." This argument is wrong and ignores the language of the statute. The statute explicitly defines pediatric exclusivity as a post-patent extension of "the period during which an application may not be approved under... section 505(j)(5)(B)," which is the 30-month stay provision. Because that period did not exist here, Mylan's application was eligible for immediate final approval, which was granted on November 21, 2003.

     Alza also argues that it is entitled to pediatric exclusivity under sections dealing with Paragraph II and III certifications because Mylan's ANDA ostensibly should be corrected or deemed to include a Paragraph II or III certification. As discussed in part (2) above, there is no lawful basis to require Mylan to change its Paragraph IV certification. Moreover, a Paragraph IV certification "has been submitted," so section 355(c)(2)(B) expressly applies.

     (4) THIS CASE IS VERY DIFFERENT FROM RANBAXY.

     Alza improperly relies on the district court's decision in Ranbaxy Labs Ltd. v. FDA. Ranbaxy was a case about pediatric exclusivity, but any similarity ends there.

     In Ranbaxy, suit was filed by the NDA holder within 45 days. There was a 30-month stay in effect and, thus, there was a period during which Ranbaxy's application could not be approved under section 355(j)(5)(B). In Ranbaxy, the application had never been finally approved; only a tentative approval had been granted and Ranbaxy was taking the position that

                                                                Mr. Gary Buehler
                                                            Daniel E. Troy, Esq.
                                                                   April 2, 2004
                                                                          Page 7

Rothwell, Figg, Ernst & Manbeck

FDA is required, as a matter of course, to issue a final approval immediately upon patent expiration without regard for FDA's continuing discretion to review the application. There are no such considerations here. Further, there never was a court decision finding the patent valid and infringed; the case had been dismissed as moot upon expiration of the patent in suit. For all of those reasons, section 355a(c)(2)(B) was not even at issue in Ranbaxy.

     (5) ADOPTING ALZA'S POSITION WOULD RENDER THE 45-DAY PERIOD MEANINGLESS.

     The public's interest in accelerating the availability of generic drugs to American consumers sits at Hatch-Waxman's core. The legislation balances that public interest against the intellectual property rights of NDA holders. The 45-day filing provision is central to this carefully-crafted Congressional compromise and balance, but Alza's position, if adopted, would render it essentially meaningless.

     Hatch-Waxman provides for periods of exclusivity to NDA holders that are separate and apart from whatever rights they may have under the patent laws. These non-patent exclusivities include the 30-month stay of approval under section 355(j)(5)(B) and six months of post-patent pediatric exclusivity under section 355a. As discussed above and in our March 26, 2004 letter, Hatch-Waxman's statutory quid pro quo for these exclusivities in a case where a Paragraph IV certification has been submitted is that the NDA holder/patentee must file suit within 45 days after receiving a notice letter. The statutory purpose behind that 45-day filing deadline is obvious. It encourages prompt suits so patent issues can be resolved quickly and so generic applicants will not face potentially catastrophic suits for damages which would otherwise be brought at a later time, such as after a final approval has been granted and the generic applicant is preparing for a market launch.(1) That strategy, if successful, could add years to the time it takes for the generic company to clear patent hurdles and bring a generic drug to market.

     If FDA adopts Alza's position that pediatric exclusivity may be applied to Mylan's ANDA notwithstanding Alza's failure to sue Mylan on time, the most powerful economic incentive for a branded pharmaceutical company to file suit within 45 days will be lost. The single 30-month stay of approval available under current law does not provide sufficient enticement for a prompt suit. Generics are already seeing branded companies choose not to file suit within 45 days for strategic reasons, then resisting declaratory judgment jurisdiction when generic applicants seek to join issue on the patents. Six months of extra, post-patent market exclusivity, on the other hand, provides a huge economic incentive to file suit promptly. That incentive will be gone if FDA agrees with Alza.

     In addition, adoption of Alza's position would result in every ANDA applicant with a Paragraph IV certification having to change its patent certification upon a district court decision finding the patent to be valid or infringed. This is completely contrary to statutory provisions


---------------------
(1) Alza's argument that this incentive is meaningless because of the availability of declaratory judgment relief is specious. Alza ignores the requirements for declaratory judgment subject matter jurisdiction that must be satisfied before such an action will be maintained.

                                                                Mr. Gary Buehler
ROTHWELL, FIGG, ERNST & MANBECK                             Daniel E. Troy, Esq.
                                                                   April 2, 2004
                                                                          Page 8


under Hatch-Waxman and FDA regulations, supported by past precedent. Such an absurd result would diminish the value of the 180-day generic drug exclusivity.

     Alza also protests that it is being somehow punished or penalized if pediatric exclusivity is not applied to Mylan's ANDA, and that Mylan is being "rewarded" for losing a patent suit. If Alza wanted the benefit of this statutory reward, all it had to do was abide by the statute and file its suit promptly. Instead, in an act of brinksmanship that was probably part of an effort to delay an adjudication of Mylan's patent contest until after the patent expired, Alza waited too long to file suit. This is not a question of punishment or penalty, it is a question of whether FDA should reward Alza with a Hatch-Waxman exclusivity when Alza did not to bring its lawsuit within the timeframe Hatch-Waxman prescribes as the quid pro quo for pediatric exclusivity.

                                   CONCLUSION

     Because Alza failed to sue within the statutory 45-day period, it is not entitled to the Hatch-Waxman exclusivities, including pediatric exclusivity, with respect to Mylan's ANDA. Mylan's ANDA received final approval, and the district court's order merely delayed the effective date of that approval to the expiration date of Alza's patent. Mylan is entitled to commence commercial marketing and sale of its generic product immediately upon expiration of Alza's patent. The district court's order does not direct FDA, who was not a party to the litigation, to do anything. No action by FDA is required to give effect to the district court's order.

                                   Respectfully submitted,

                                   /s/ E. Anthony Figg

                                   E. Anthony Figg

cc:  Peter O. Safir, Esq.

ANDA 74-803                                                        June 14, 2000



Barr Laboratories, Inc.
Attention: Christine Mundkur
2 Quaker Road
P.O. Box 2900
Pomona, NY 10970-0519


Dear Madam:

This is in reference to your abbreviated new drug application dated December 9, 1995, submitted pursuant to Section 505(j) of the Federal Food, Drug, and Cosmetic Act (Act), for Fluoxetine Capsules USP, 10 mg and 20 mg.

Reference is also made to your amendments dated June 6, 1997; April 29, June 15, and August 18, 1998; April 12, April 30, May 14, May 21, June 7, August 26, and December 17, 1999; and February 2, March 7, March 17, and April 18, 2000. Reference is also made to your correspondence dated March 13, March 14, and April 17, 1996.

We have completed the review of this abbreviated application and have concluded that based upon the information you have presented to date, the drug is safe and effective for use as recommended in the submitted labeling. Therefore, the application is TENTATIVELY APPROVED. This determination is based upon information available to the Agency at this time (i.e., information in your application and the status of current good manufacturing practices (CGMPs) of the facilities used in the manufacture and testing of the drug product), and is subject to change on the basis of new information that may come to our attention. This letter does not address the notice issues related to the 180-day exclusivity provisions under section 505(j)(5)(B)(iv) of the Act.

The listed drug product (RLD) referenced in your application, Prozac Capsules of Eli Lilly & Co., is subject to periods of patent protection which expire on February 2, 2001, (U.S. Patent No. 4,314,081 [the '081 patent]), and December 2, 2003, (U.S. Patent No. 4,626,549 [the '549 patent]). Your application contains a Paragraph IV Certification to the '081 and '549 patents under
Section 505(j)(2)(A)(vii)(IV) of the Act stating that your manufacture, use, or sale of this drug product will not infringe on these patents or that the patents are invalid or unenforceable. You have notified the agency that Barr Laboratories, Inc. has complied with the notification requirements of Section 505(j)(2)(B) of the Act. Subsequently, the patent and NDA holder initiated a patent infringement suit against Barr et al. in the United States District
Court for the Southern District of Indiana (Eli Lilly and Company v. Barr Laboratories, Inc., Apotex Inc., Interpharm Inc., Bernard C. Sherman, and
Geneva Pharmaceuticals, Inc., Civil Action No. IP 96-0491C B/S). On January 25, 1999, the district court entered a Final Judgement and Injunction in this case which states that the '081 and '549 patents were not proven to be invalid or unenforceable and that Barr et al. infringed the patents by filing the ANDA. Furthermore, the district court prohibited the agency from approving any ANDA for this drug product subject to the injunction before the expiration of the '549 patent, subject to further rulings by the courts. You have informed the agency that the district court decision was appealed to the U.S. Court of Appeals, Federal Circuit in Washington, D.C., and that oral arguments were heard before this court on March 8, 2000. The Appeals Court's decision is currently pending.

Because the Agency is granting a tentative approval for this application, please submit an amendment at least 60-days (but not more than 90-days) prior to the date you believe your application will be eligible for final approval. Your amendment should identify changes, if any, in the conditions under which the drug product was tentatively approved and should include documentation such as a copy of a final order or judgement from the Court of Appeals, or a settlement agreement between the parties, whichever is applicable, a licensing agreement between you and the patent holder, or any other relevant information. The amendment should also provide updated information such as final-printed labeling, chemistry, manufacturing and controls data as appropriate. As your amendment serves to reactivate this application in OGD, an amendment should be submitted even if no changes were made to the application since the date of this tentative approval letter. This amendment should be designated clearly in your cover letter as a MINOR AMENDMENT. In addition to this amendment, the agency may request at any time prior to the date of final approval that you submit an additional amendment containing the information described above. Failure to submit either or, if requested, both amendments, may result in rescission of the tentative approval status of your application, or may result in a delay in the issuance of the final approval letter.

Any significant changes in the conditions outlined in this abbreviated application as well as changes in the status of the manufacturing and testing facilities' compliance with current good manufacturing practices (CGMPs) are subject to agency review before final approval of the application will be made.

The drug product that is the subject of this abbreviated application may not be marketed without final Agency approval under section 505 of the Act. The introduction or delivery for introduction into interstate commerce of this drug before the effective final approval date is prohibited under section 501 of the Act. Also, until the Agency issues the final approval letter, this drug product will not be listed in the Agency's "Approved Drug Products with Therapeutic Equivalence Evaluations" list, (the "Orange Book").

Before you submit the amendment(s), please contact Timothy Ames, R.Ph., Project Manager, at (301) 827-5798, for further instructions.

                              Sincerely yours,



                              Gary Buehler
                              Acting Director
                              Office of Generic Drugs
                              Center for Drug Evaluation and Research